11/2/2022 To: David Helmreich Offer of Employment Dear David Innovid, LLC. (“Innovid” or the "Company") is pleased to extend you this opportunity to work for the Company as Chief Commercial Officer. This letter sets forth information about the position that you are being offered at this time. Should you determine that you are interested in this position and would like to commence employment with the Company, your anticipated start date would be December 13, 2022 or sooner if agreed to between you and the Company. As Chief Commercial Officer you will work report to Zvika Netter, CEO, or such other person as the Company may designate from time to time. Should you accept this offer of employment, you will be employed as an exempt employee, receiving a base annual salary of $400,000. The base salary will be paid in semi-monthly installments in accordance with the Company’s normal payroll procedures and will be subject to applicable withholdings and deductions. In addition, subject to the signing and acceptance of this offer, you will be eligible to receive an annual discretionary bonus of $400,000 per year based on the Company’s determination as to whether and to what extent it has achieved its financial goals (to be determined by the CEO and the Company's board of directors, in their sole and absolute judgment and discretion), which will be determined and payable evenly per quarter. Employee eligibility to receive a bonus and any bonus terms and targets shall be reviewed and may be adjusted, modified or eliminated by the Company at any time. During the first quarter of your employment, maximum bonus eligibility will be adjusted and prorated based on full months employed with the Company. Bonuses will be paid according to Innovid’s regular bonus payment schedule, by the second payroll following the close of each quarter, provided you are still actively employed in good standing at the time such bonuses are paid. Equity Incentive Award. You will be eligible to participate in the Innovid Corp. 2021 Omnibus Incentive Plan (the “Plan”). As soon practicable after your commencement of employment, and subject to customary approvals, you will receive an initial award under the Plan that is expected to consist of restricted stock units (“RSUs”) equal to 469,825 Shares (as defined in the Plan) and a stock option ("Stock Option") equal to 832,232 Shares. It is intended that your RSUs and Stock Option will each vest as follows: 25% on the first anniversary of the grant; and the remaining 75% in 12 equal quarterly installments over the subsequent three years. In each case, vesting is subject to your continued employment with Innovid and subject to the terms of the Plan and any award agreements entered into in connection with such proposed grants. In addition to the above equity award, as soon practicable after your commencement of employment, and subject to customary approvals, you will receive an equity award of RSUs valued at $200,000 which will be 100% vested on the first anniversary of the grant, subject to your continued employment with Innovid and subject to the terms of the Plan and any award agreements entered into in connection with such proposed grants. You shall be solely responsible for any tax liability related to the any equity granted by the Company, including their exercise, sale, transfer, or otherwise. In addition to the compensation set forth above, and subject to the signing and acceptance of this offer and the execution of the Company’s Signing Bonus Agreement, which will be provided under separate cover, the Company will pay you a one-time signing bonus in the gross amount of $200,000, payable on the second semi-monthly payroll following your first day of employment. This signing bonus will be subject to applicable taxes and withholdings and will be subject to the conditions set forth in the Signing Bonus Agreement, which include, but are not limited to, the obligation to return the full amount of the signing bonus to the Company in the event that you voluntarily terminate your employment with the Company without Good Reason (as that term is defined in the Innovid Executive Change in Control Severance Plan) prior to twelve full months of regular full-time employment with the Company. Subject to board approval, you will also be eligible to participate in the Innovid Executive Severance Plan and Executive Change in Control Severance Plan (collectively, the “Severance Plans”), which provide for severance payments and benefits in the event your employment is involuntarily terminated by the Company without cause (as defined in the applicable severance plan) or, in the case of a Qualifying Termination following a Change in Control, within the period specified in the applicable severance plan following a Change in Control (all terms as defined in the applicable severance plan). Subject to board approval, the Severance Plans currently provide for a lump sum severance payment equal to six months of base salary and healthcare premium costs in the event of a Qualifying Termination not in connection with a Change in Control. In the case of a Qualifying Termination within 18 months following a Change in Control, the applicable severance plan currently provides for (i) a lump sum severance payment equal to six months of base salary and Target Bonus (as defined in the applicable severance plan) and healthcare premium costs, (ii) a lump sum cash payment equal to the Target Bonus prorated by the number of days you were employed during the applicable bonus period at the time of the Qualifying Termination, and (iii) accelerated vesting of outstanding equity awards. This is intended only to be an overview of the current Severance Plans. Please refer to the Severance Plans for the full and complete terms and conditions of these plans and related to the receipt of severance payments and benefits. The Severance Plans are subject to modification by the Company at any time in accordance in accordance with the terms thereof. As a full-time regular employee of the Company, you will be eligible to participate in all normal and customary employee benefit plans maintained by the Company generally applicable to other similarly situated employees of the Company, including, without limitation, medical and dental benefits, subject to the specific eligibility requirements and other criteria set forth in the Company’s policies and applicable plan documents. The Company reserves the right to modify or terminate benefits from time to time in the Company’s discretion as it deems necessary or appropriate. As a full-time regular employee of the Company, you will also be entitled to accrue up to fifteen (15) working days of paid time off (PTO) per year, which shall be accrued ratably during the year. In addition, you will be entitled to seven (7) annual sick days. Please refer to the handbook policy applicable to the location where you work for more information about eligibility for and terms and conditions relating to PTO and paid sick time benefits. As with all Company-provided benefits, the Company reserves the right to modify the PTO and sick time policies as it deems necessary or appropriate and in accordance with applicable law. This offer is contingent upon you signing and returning this letter and upon your ability to demonstrate your eligibility to work in the United States, by completing and returning the Form I-9 on your start date. This may be demonstrated through any document listed on the Form that you will receive on your first day of work, which documentation must be provided within three days of your start date. As an employee of the Company, you will be expected to abide by all Company rules, policies and procedures. This offer of employment is also conditioned upon your execution of, and compliance with, the Company’s Confidentiality, Non- Solicitation, Non-Competition and Proprietary Rights Agreement which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company and non-disclosure of confidential and/or proprietary information. The Company reserves the right to conduct background investigations and/or reference checks on all of its potential employees. Your job offer, therefore, is also contingent upon a clearance of such a background investigation and/or reference check, if any. Last, by accepting this conditional offer of employment, you represent that you are not subject to any agreements or other restrictions that could conflict with or otherwise impede your ability to fully perform the duties of the position being offered to you. The Company’s willingness to hire you is based upon its understanding that any such agreements will not prevent you from performing the duties of your position and you represent that such is the case. Should you have a restrictive covenant with a prior employer that has not previously been shared with us, this offer is contingent upon our review of that document. Please forward a copy of any such document to me. Moreover, you agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company. The Company’s offer to you is for employment at-will, which means the Company may change the terms and conditions of your employment as well as terminate your employment at any time, for any or no reason, with or without cause or notice. Although your job duties, title, compensation and benefits, as well as Company policies and procedures, may change from time to time at the discretion of the Company, the at-will nature of your employment may only be changed in a writing explicitly stating this that is signed by you and the CEO and expressly noted as a contract of employment.

Nothing in this letter is intended to create a contract of employment for any specified period of time. In the event you choose to resign from your employment, we would request the courtesy of thirty (30) days advance notice. The terms and conditions of employment set forth in this letter including the “at will” employment arrangement described above set forth the terms of your employment with the Company that are being offered to you at this time and supersedes any prior written or oral communication with you regarding these terms. Upon termination of employment for any reason, you will be expected to return all Company property that may be in your possession or control. This includes returning to the Company all documents related to the Company’s business, all keys, equipment, records, or other Innovid property. Please review this letter carefully. If you wish to accept employment with the Company under the terms set out above, please sign and date this letter and the Confidentiality, Non-Solicitation, Non-Competition and Proprietary Rights Agreement and Signing Bonus Agreement, both to follow, within 3 business days. If you accept our offer, your first day of employment is anticipated to be December 13, 2022 (the "Commencement Date"). Innovid reserves the right to withdraw this offer if not signed by you by the date indicated. Sincerely, /s Zvika Netter Zvika Netter CEO By signing and dating this letter below, I, David Helmreich indicate that I have received and read this letter and am interested in working for Innovid as set forth, above. I understand that this is the complete offer of employment being made to me at this time. Signature: /s David Helmreich Date: 11/18/2022